Exhibit 5.1
                                  May 25, 2007

Rand Logistics, Inc
461 Fifth Avenue, 25th Floor
New York, New York 10017

                            Re: Rand Logistics, Inc.
                            Registration Form S-3

Ladies and Gentlemen:

We have acted as counsel to Rand Logistics, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the selling stockholders named in the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Company on May 25, 2007, of up to 4,822,312 shares (the "Secondary Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have relied as to matters of fact, without investigation, upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Certificate of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; (v) the Company's amended and restated Certificate of Designations of Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on August 8, 2006 (the "Certificate of Designations"); and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Secondary Shares and related matters.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity of authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

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Based upon and subject to the foregoing, it is our opinion that the issuance of the Secondary Shares outstanding as of the date hereof was duly authorized and that such outstanding Secondary Shares were validly issued and are fully paid and nonassessable shares of Common Stock, and that issuance of Secondary Shares pursuant to the Certificate of Designations has been duly authorized and, upon issuance, such shares will be validly issued, fully paid and nonassasable shares of Common Stock.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting such laws and provisions. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,


/s/ Katten Muchin Rosenman

KATTEN MUCHIN ROSENMAN